As filed with the Securities and Exchange Commission on April 30, 2009

Registration No.  333-76181

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-76181

UNDER

THE SECURITIES ACT OF 1933

GOLDEN MINERALS COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	26-4413382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 3050

Denver, Colorado 80203
Telephone: (303) 839-5060

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Deborah J. Friedman
Senior Vice President, General Counsel and Corporate Secretary
Golden Minerals Company
1700 Lincoln Street, Suite 3050
Denver, Colorado 80203
Telephone: (303) 839-5060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Brian Boonstra
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Telephone: (303) 892-9400

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

On March 4, 2009, the Bankruptcy Court for the Southern District of New York approved the Joint Plan of Reorganization (the “Plan”) of Apex Silver Mines Limited (“ASML”) and its wholly-owned subsidiary, Apex Silver Mines Corporation.  On March 24, 2009, ASML emerged from Chapter 11 protection as a Delaware corporation named Golden Minerals Company.  In connection with the Plan and the restructuring contemplated thereunder, and pursuant to Item 512 of Regulation S-K, Golden Minerals Company, as successor to ASML for purposes of reporting under the U.S. federal securities laws, is filing this post-effective amendment (the “Post-Effective Amendment”) with the Securities and Exchange Commission to deregister all securities of ASML that had been registered for issuance on ASML’s Registration Statement on Form S-3 (File No. 333-76181) (the “Registration Statement”) that remain unsold upon the termination of the offer of securities covered by the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 3, 2009.

Golden Minerals Company

By:	/s/ Jeffrey G. Clevenger
Name:	Jeffrey G. Clevenger
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey G. Clevenger	President and Chief Executive Officer,	April 3, 2009
Jeffrey G. Clevenger	Director (Principal Executive Officer)

/s/ W. Durand Eppler	Director	April 3, 2009
W. Durand Eppler

/s/ Ian Masterton-Hume	Director	April 3, 2009
Ian Masterton-Hume

/s/ Kevin R. Morano	Director	April 3, 2009
Kevin R. Morano

/s/ Terry M. Palmer	Director	April 3, 2009
Terry M. Palmer

/s/ David Watkins	Director	April 3, 2009
David Watkins

/s/ Robert P. Vogels	Senior Vice President, Finance and Chief Financial Officer	April 3, 2009
Robert P. Vogels	(Principal Financial Officer and Principal Accounting Officer)

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